SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 5, 2004

PW Eagle, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Minnesota

(State or Other Jurisdiction of Incorporation)

0-18050	41-1642846
(Commission File Number)	(I.R.S. Employer Identification Number)

1550 Valley River Drive, Eugene, Oregon 97401

(Address of Principal Executive Offices) (Zip Code)

(541) 343-0200

(Registrant’s Telephone Number, Including Area Code)

222 South Ninth Street, Suite 2880, Minneapolis, MN 55402

(Former Name or Former Address, if Changed Since Last Report)

Item 7.	Financial Statements and Exhibits.

(c)	Exhibits:

99.1	Press Release dated May 5, 2004 (subsequently revised as described below)

Item 12.	Disclosure of Results of Operations and Financial Condition.

On May 5, 2004, PW Eagle, Inc. issued a press release announcing its operating results for the three months ended March 31, 2004. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated in this Current Report as if fully set forth herein. Certain adjustments were made to the balance sheet included in the May 5, 2004 press release to correct an overstatement of property and equipment, current maturities of long-term debt and financing lease obligations, and financing lease obligations, less current maturities.

The Press Release included reference to the Company’s earnings before interest, taxes, depreciation and amortization (“EBITDA”). We consider EBITDA an important indicator of our operational strength and performance, including our ability to pay interest, service debt and fund capital expenditures. Given the nature of our operations, including the tangible assets necessary to carry out our production and distribution activities, depreciation represents our largest non-cash charge. Since this non-cash charge does not affect our ability to service our debt or make capital expenditures, it is important to consider EBITDA in addition to, but not as a substitute for, operating income, net income and other measures of financial performance reported in accordance with generally accepted accounting principles. Further, EBITDA is one measure used in the calculation of certain ratios to determine our compliance with the our existing credit facilities.

The information in this Current Report and the Exhibits attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Exchange Act of 1933, except as shall be expressly set forth by specific reference in such filing. The furnishing of the information in this Current Report is not intended to, and does not, constitute a representation that such furnishing is required by Regulation FD or that information contained herein is material investor information that is not otherwise publicly available.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PW EAGLE, INC.

Date: May 14, 2004	By:	/s/ SCOTT LONG

Scott Long Chief Financial Officer

3

EXHIBIT INDEX

to

May 5, 2004 Form 8-K

PW Eagle, Inc.

Exhibit Number	Exhibit Description

99.1	Press Release dated May 5, 2004 (as subsequently revised)

4